UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2011

MYREXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Chipeta Way

Salt Lake City, UT 84108

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported, on November 16, 2011, Wayne Laslie, the Chief Operating Officer of Myrexis, Inc. (the “Company”), notified the Company of his intention to resign effective as of the end of February 2012.

In connection with Mr. Laslie’s resignation, Myrexis entered into a Separation Agreement with Mr. Laslie on December 13, 2011. Pursuant to the terms and conditions of the Separation Agreement, Mr. Laslie will receive the following:

•	Twelve months of accelerated vesting of equity awards (including stock options and restricted stock units (February 29, 2012 – February 28, 2013).

•

A lump sum payment equal to (A) six months of his current annual base salary, (B) 50% of his 2012 fiscal year target bonus amount, and (C) a pro rata portion of his 2012 fiscal year target bonus amount (calculated by dividing the number of full and partial months of the 2012 fiscal year in which he is employed through the date of his retirement by twelve, and multiplying this fraction by his 2012 fiscal year target bonus amount), which total lump sum amount will be offset by the amount of salary paid to him during the months of December 2011, January 2012, and February 2012.

•	Payment of COBRA coverage premium until the earlier of (A) six months from the date of termination and (B) the date he is covered under another group health plan.

Mr. Laslie’s right to receive the foregoing is subject to his execution of a release of claims against the Company, and his agreement that the non-disclosure, intellectual property assignment, non-competition and non-solicitation provisions set forth in his employment agreement with Myrexis, dated July 1, 2009, will continue to apply in accordance with their terms.

The foregoing is a summary description of the terms and conditions of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 annual meeting of stockholders held on December 8, 2011, at which a quorum was present, the stockholders of the Company voted on the following matters, which are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 21, 2011 (the “Proxy Statement”): (1) to elect John T. Henderson and Robert Forrester as Class II directors to each serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2014, and until their successors have been elected and qualified, or until their earlier death, resignation, retirement or removal (“Proposal 1”); (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012 (“Proposal 2”); (3) to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement (“Proposal 3”); and (4) to approve, on an advisory basis, the frequency of holding an advisory vote on the compensation of the Company’s named executive officers (“Proposal 4”).

A plurality of the votes cast were voted for the elections of Dr. Henderson and Mr. Forrester as directors, and the proposals to (1) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and (2) approve, by a non-binding advisory vote, the compensation of the Company’s Named Executive Officers, as disclosed in the Proxy Statement, were approved by a majority of the shares voting affirmatively or negatively. In addition, the Company’s stockholders recommended, by a non-binding advisory vote, that the Company should hold advisory votes on the compensation of the Company’s named executive officers on an annual basis.

The tabulation of votes with respect to the proposals was as follows:

Proposal 1 — Election of Directors:

	September 30,	September 30,	September 30,
	For	Withheld	Broker Non-Votes
John T. Henderson, M.D.	9,677,341	2,878,260	8,878,925
Robert Forrester	9,490,201	3,065,400	8,878,925

Proposal 2 — Ratification of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
19,505,136	1,185,465	743,925	0

Proposal 3 — Advisory Vote on the Compensation of the Company’s Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
10,359,623	1,371,349	824,629	8,878,925

Proposal 4 — Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of the Company’s Named Executive Officers:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
9,719,556	88,514	983,522	1,794,009	8,848,925

After considering these voting results and other factors, the Company has decided that it will conduct an annual advisory vote on the compensation of the Company’s named executive officers. The Company will continue to hold annual advisory votes until it decides to hold the next shareholder advisory vote on the frequency of advisory votes.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Separation Agreement by and between Myrexis, Inc. and Wayne Laslie, dated December 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYREXIS, INC.

Dated: December 14, 2011	/s/ Andrea Kendell
Andrea Kendell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement by and between Myrexis, Inc. and Wayne Laslie, dated December 13, 2011.

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